Exhibit 99.1

KLDiscovery Inc. Achieves First Quarter Revenue of $78.3 Million, Up 4.3% Year-over-Year

Net Loss Improves 7.5% Year-over-Year, EBITDA Increases 11.4% Year-over-Year

McLEAN, Va.— May 14, 2020 — KLDiscovery Inc. (“KLDiscovery” or the “Company”), a leading global provider of electronic discovery, information governance and data recovery services, announced today that revenue for the first quarter ended March 31, 2020 was $78.3 million, an increase of 4.3% over revenue of $75.0 million for first quarter of 2019.

Net loss for the first quarter ended March 31, 2020 was $12.5 million compared to net loss of $13.5 million for the first quarter of 2019. EBITDA for the first quarter of 2020 was $12.5 million, an increase of 11.4% compared to EBITDA of $11.2 million for the first quarter of 2019.

Adjusted EBITDA (which excludes management fees and stock-based compensation, acquisition financing and transaction costs and other items as described below) for the first quarter of 2020, was $15.0 million compared to adjusted EBITDA of $15.1 million for the first quarter of 2019. Reconciliations of EBITDA and Adjusted EBITDA to their GAAP basis results are shown in detail below, along with definitions for those terms.

As of March 31, 2020, the Company had approximately $50.6 million in cash and cash equivalents.

“I am extremely proud of achieving a very good first quarter of 2020 while operating under the challenging circumstances resulting from the COVID-19 global pandemic,” said Christopher Weiler, CEO of KLDiscovery Inc. “Business activity is strong as we continue to add clients and expand existing contracts including: facilitating a large second request, supporting a major international company that is facing a variety of COVID-19 related actions, and other significant wins with new clients in the legal, financial and retail industries. In the first quarter of 2020, our revenue was up 4.3% year-over-year and EBITDA increased 11.4% year-over year. As COVID-19 restrictions are eased and global businesses work towards resuming normal operations, we believe we will experience an increase in new business opportunities.  In addition to pent-up demand, there will likely be a material amount of litigation and investigations which occur as a result of the COVID-19 crisis.”

Weiler continued, “We have proactively taken steps to ensure continuity of operations during this crisis.  Virtually all full-time employees are working from home and we have taken precautions to protect the safety of a small number of employees who do come into the Company’s offices. The KLDiscovery culture is stronger than ever as our outstanding global team of professionals has been extremely flexible and has maintained an inspiring level of positivity and productivity.”

Year 2019-2020 Quarterly Results - Unaudited
(in millions except per share data)
	2019				2020
	Q1	Q2	Q3	Q4	Q1
Revenue	75.0	78.3	78.2	80.5	78.3
Net loss	(13.5)	(11.4)	(11.3)	(17.8)	(12.5)
Net loss per share (basic and diluted)	$(0.32)	$(0.27)	$(0.26)	$(0.42)	$(0.29)
Weighted average outstanding shares (basic and diluted)	42.3	42.4	42.5	42.5	42.5
EBITDA	11.2	13.7	13.4	14.4	12.5
Adjusted EBITDA	15.1	19.6	16.8	17.2	15.0

2020 Outlook

As previously announced, KLDiscovery is currently limited in its ability to accurately predict what the financial impact will be from the COVID-19 outbreak.  KLDiscovery is not providing full-year 2020 guidance until it gains additional data points about the total operational impact of this global pandemic.

While KLDiscovery cannot predict how long the pandemic will last, it has taken actions to improve its cash position that will provide the Company with the capacity and flexibility to sustain prolonged disruption and create long-term value for stakeholders through disciplined capital allocation. This includes implementing discretionary cost-saving measures and deferring certain capital expenditures when possible.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding KLDiscovery’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to KLDiscovery before interest and other income (expense), loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs and settlements and impairments incurred outside KLDiscovery’s normal course of business.

Earnings Conference Call

Management will conduct a conference call at 10:00 AM EDT on Friday, May 15, 2020 to discuss results for the first quarter of 2020 and KLDiscovery’s outlook. The audio portion of the conference call will be broadcast live over the Internet in the Investors section of KLDiscovery's website https://investors.kldiscovery.com. To join the conference call by telephone, please dial (833) 579-0923 from the United States and Canada or (778) 560-2806 from all other countries and refer to conference code 3257688. An audio recording of the conference call will be available for replay shortly after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 585-8367 (from the U.S. and Canada) or (416) 621-4642 (from all other countries) using access code 3257688. The webcast replay will also be available in the Investors section of KLDiscovery’s website for a period of time following the call at https://investors.kldiscovery.com.

KLDiscovery Inc.
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2020	2019
	(unaudited)
Revenues.........................................................................................................................................................................	$78,271	$75,026
Cost of revenues.........................................................................................................................................................	39,520	37,455
Gross profit................................................................................................................................................................	38,751	37,571

Operating expenses
General and administrative.......................................................................................................................................	15,853	14,844
Research and development......................................................................................................................................	1,667	1,432
Sales and marketing..................................................................................................................................................	11,645	12,703
Depreciation and amortization..................................................................................................................................	8,916	9,825
Total operating expenses.......................................................................................................................................	38,081	38,804

Income (Loss) from operations............................................................................................................................	670	(1,233)

Other (income) expenses
Other expense..............................................................................................................................................................	28	97
Interest expense..........................................................................................................................................................	12,962	12,066
Loss before income taxes......................................................................................................................................	(12,320)	(13,396)
Income tax provision......................................................................................................................................................	206	95

Net loss......................................................................................................................................................................	$(12,526)	$(13,491)

Other comprehensive (loss) income, net of tax
Foreign currency translation..................................................................................................................................	(4,428)	810
Total other comprehensive (loss) income, net of tax...............................................................................................	(4,428)	810
Comprehensive loss.....................................................................................................................................................	$(16,954)	$(12,681)

Net loss per share - basic and diluted.......................................................................................................................	$(0.29)	$(0.32)

Weighted average shares outstanding - basic and diluted...................................................................................	42,529,017	42,302,775

Reconciliation of Non-GAAP Financial Matters
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net loss	$(12,526)	$(13,491)
Interest expense	12,962	12,065
Income tax (benefit) expense	206	95
Depreciation and amortization expense	11,837	12,533
EBITDA	$12,479	$11,202
Acquisition, financing and transaction costs	85	174
Strategic Initiatives:
Sign-on bonus amortization	189	114
Non-recoverable draw	303	1,114
Total strategic initiatives	492	1,228
Management fees, stock compensation and other	880	1,215
Restructuring costs	590	709
Systems establishment	485	554
Adjusted EBITDA	$15,011	$15,082

Note:

•

Acquisition, financing and transaction costs include earnout payments, rating agency, letter of credit and revolving facility fees, and transaction costs from the business combination with Pivotal Acquisition Corp in December 2019

•	Strategic initiatives include the amortization of one-time expenses related to the hiring of a team of industry leading sales personnel.
•	Management fees, stock compensation & other includes consulting fees, expenses related to the Company’s stock compensation plan, business insurance and other expenses.
•	Restructuring costs include severance payments, recruiting fees, and retention charges
•	Systems establishment costs include expenses related to IT infrastructure build-out, system automation and ERP implementation

KLDiscovery Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2020	December 31, 2019
	(Unaudited)
Current assets
Cash and cash equivalents	$50,611	$43,407
Accounts receivable, net of allowance
for doubtful accounts of $7,486 and $5,564, respectively	103,319	96,994
Prepaid expenses	14,650	7,296
Other current assets	785	556
Total current assets	169,365	148,253
Property and equipment
Computer software and hardware	72,077	72,228
Leasehold improvements	26,846	26,963
Furniture, fixtures and other equipment	3,794	3,794
Accumulated depreciation	(68,024)	(64,682)
Property and equipment, net	34,693	38,303
Intangible assets, net	125,468	130,568
Goodwill	393,157	395,171
Other assets	3,263	2,617
Total assets	$725,946	$714,912
Current liabilities
Current portion of long-term debt, net	$41,438	$11,689
Accounts payable and accrued expense	31,578	31,270
Current portion of contingent consideration	369	340
Deferred revenue	3,517	4,851
Total current liabilities	76,902	48,150
Long-term debt, net	467,521	468,932
Contingent consideration	482	482
Deferred tax liabilities	6,406	6,294
Other liabilities	6,999	7,289
Total liabilities	558,310	531,147
Commitments and contingencies
Stockholders' equity
Common stock $0.0001 par value, shares authorized - 200,000,000 shares authorized as of December 31, 2019 and December 31, 2018; shares issued and outstanding - 42,529,017 and 42,288,870 as of December 31, 2019 and December 31, 2018, respectively	4	4
Preferred Stock $0.0001 par value, 1,000,000 shares authorized, zero issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	382,777	381,952
Treasury stock	—	—
Accumulated deficit	(218,024)	(205,498)
Accumulated other comprehensive income	2,879	7,307
Total stockholders' equity	167,636	183,765
Total liabilities and stockholders' equity	$725,946	$714,912

KLDiscovery Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For The Three Months Ended March 31,
	2020	2019
Operating activities
Net loss	$(12,526)	$(13,491)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,837	12,534
Non-cash interest	4,507	1,168
Stock-based compensation	825	909
Provision for losses on accounts receivable	784	633
Deferred income taxes	112	(106)
Change in fair value of contingent consideration	29	—
Changes in operating assets and liabilities:
Accounts receivable	(7,487)	(3,348)
Prepaid expenses and other assets	(8,151)	(9,170)
Accounts payable and accrued expenses	(588)	(6,686)
Deferred revenue	(1,298)	(783)
Net cash used in operating activities	(11,956)	(18,340)
Investing activities
Acquisitions, net of cash	(2,334)	—
Purchases of property and equipment	(2,767)	(2,182)
Net cash used in investing activities	(5,101)	(2,182)
Financing activities
Revolving credit facility - draws	29,000	11,000
Revolving credit facility - repayments	—	(5,000)
Payments for capital lease obligations	(224)	(157)
Payments on long-term debt	(4,250)	(4,250)
Net cash provided by financing activities	24,526	1,593
Effect of foreign exchange rates	(265)	22
Net increase in cash	7,204	(18,907)
Cash at beginning of period	43,407	23,439
Cash at end of period	$50,611	$4,532
Supplemental disclosure:
Cash paid for interest	$8,704	$11,022
Income taxes paid, net of refunds	$(265)	$317
Significant noncash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses on the consolidated balance sheets	$931	$112

Investor Contacts:

Dawn Wilson

(703) 520-1498

dawn.wilson@kldiscovery.com

Richard Simonelli

202-450-9516

richard.simonelli@kldiscovery.com

Media Contact:
Krystina Jones
888-811-3789
krystina.jones@kldiscovery.com

About KLDiscovery

KLDiscovery provides technology-enabled services and software to help law firms, corporations, government agencies and consumers solve complex data challenges. The company, with offices in 40+ locations across 19 countries, is a global leader in delivering best-in-class eDiscovery, information governance and data recovery solutions to support the litigation, regulatory compliance, internal investigation and data recovery and management needs of our clients. Serving clients for over 30 years, KLDiscovery offers data collection and forensic investigation, early case assessment, electronic discovery and data processing, application software and data hosting for web-based document reviews, and managed document review services. In addition, through its global Ontrack Data Recovery business, KLDiscovery delivers world-class data recovery, email extraction and restoration, data destruction and tape management. KLDiscovery has been recognized as one of the fastest growing companies in North America by both Inc. Magazine (Inc. 5000) and Deloitte (Deloitte's Technology Fast 500) and CEO Chris Weiler was recognized as a 2014 Ernst & Young Entrepreneur of the Year™. Additionally, KLDiscovery is a Relativity Certified Partner and maintains ISO/IEC 27001 Certified data centers around the world. For more information, please email info@kldiscovery.com or visit www.kldiscovery.com.

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding KLDiscovery’s future financial and business performance, attractiveness of KLDiscovery’s product offerings and platform and the value proposition of KLDiscovery’s products, are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside KLDiscovery’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the impact of COVID-19, the inability to recognize the anticipated benefits of the business combination with Pivotal Acquisition Corp. (“Pivotal”) which occurred in December 2019 (the “business combination”), which may be affected by, among other things, costs related to the business combination; KLDiscovery’s ability to execute on its plans to develop and market new products and the timing of these development programs; KLDiscovery’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of KLDiscovery’s solutions; the success of other competing technologies that may become available; KLDiscovery’s ability to identify and integrate acquisitions; the performance and security of KLDiscovery’s services; potential litigation involving Pivotal or KLDiscovery; and general economic and market conditions impacting demand for KLDiscovery’s services. Other factors include risks and uncertainties set forth in the “Risk Factors” section of KLDiscovery’s annual report on Form 10-K filed with the SEC on March 26, 2020 and any subsequent reports that KLDiscovery files with the SEC. KLDiscovery does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.